Exhibit 99.1

Adaptimmune Announces Appointment of Joanna Brewer as Chief Scientific Officer

PHILADELPHIA and OXFORDSHIRE, United Kingdom, May 4, 2022 -- Adaptimmune Therapeutics plc (Nasdaq:ADAP), a leader in T-cell therapy to treat cancer, today announces the appointment of Dr. Joanna (Jo) Brewer as Chief Scientific Officer (CSO) effective immediately.

“Jo Brewer is an exceptional scientific leader, and I am delighted that she has accepted the newly created CSO role, leading our ongoing scientific research, and developing future autologous and allogeneic therapies,” said Adrian Rawcliffe, Adaptimmune’s Chief Executive Officer. “Jo has a strong track record of building successful teams, driving innovation in cell therapy, as she worked on all of our autologous clinical programs and developed our allogeneic iPSC T-cell therapy platform. She has played a crucial role in our collaborations with Astellas and Genentech.”

Most recently, Dr. Brewer served as Senior Vice President, Allogeneic Research at Adaptimmune since December 2019. In this role, she built the Allogeneic Research organization from the ground up and took the concept of iPSC-derived allogeneic T-cell therapies from an idea into the potential for an allogeneic candidate in the clinic. Prior to her SVP role, Dr. Brewer held a series of senior managerial roles within Adaptimmune’s research organization. Her experience in immunotherapy and cell therapy at Adaptimmune and its predecessor companies spans more than 20 years and includes roles across the breadth of discovery. Before focussing solely on the allogeneic platform for the last three years, Dr. Brewer was one of the founding scientists at Adaptimmune who built multiple research teams working on the development of SPEAR T-cell therapies including NY-ESO (transitioned to GSK in 2018), ADP-A2M4 and ADP-A2AFP, as well as early next-generation approaches including the ADP-A2M4CD8 construct. Prior to joining Adaptimmune in 2009, Dr. Brewer held positions at Avidex, Medigene, and Immunocore. She holds a master’s degree in Natural Sciences, and a Ph.D. in cellular signalling, both from the University of Cambridge, U.K.

About Adaptimmune

Adaptimmune is a clinical-stage biopharmaceutical company focused on the development of novel cancer immunotherapy products for people with cancer. The Company’s unique SPEAR (Specific Peptide Enhanced Affinity Receptor) T-cell platform enables the engineering of T-cells to target and destroy cancer across multiple solid tumors.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). These forward-looking statements involve certain risks and uncertainties. Such risks and uncertainties could cause our actual results to differ materially from those indicated by such forward-looking statements, and include, without limitation: the success, cost and timing of our product development activities and clinical trials and our ability to successfully advance our TCR therapeutic candidates through the regulatory and commercialization processes. For a further description of the risks and uncertainties that could cause our actual results to differ materially from those expressed in these forward-looking statements, as well as risks relating to our business in general, we refer you to our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2021, our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date the statements were made and we do not undertake any obligation to update such forward-looking statements to reflect subsequent events or circumstances.

Adaptimmune Contacts:

Media Relations:

Sébastien Desprez — VP, Corporate Affairs and Communications

T: +44 1235 430 583

M: +44 7718 453 176

Sebastien.Desprez@adaptimmune.com

Investor Relations:

Juli P. Miller, Ph.D. — VP, Investor Relations

T: +1 215 825 9310

M: +1 215 460 8920

Juli.Miller@adaptimmune.com